Exhibit 99.9

NORTH ATLANTIC ACQUISITION CORPORATION PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. 20022 North Atlantic Acq. Corporation Proxy Card_REV4 - Front INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend: https://www.cstproxy.com/naac/2022 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Xxxx XX, 2022. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY The undersigned, a shareholder of North Atlantic Acquisition Corporation (the “Company”), a Cayman Islands exempted company, hereby appoints Gary Quin and Mark Keating, and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the extraordinary general meeting of shareholders of the Company to be held at the offices of McDermott Will & Emery, LLP on [ ___ ][ _ ] 2022, at [TIME] Eastern time, or at any adjournment(s) or postponement(s) thereof, with respect to all of the ordinary shares, $0.0001 par value, of the Company (the “Shares”) which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, provided said proxies are authorized and directed to vote as indicated with respect to the matter set forth below this Proxy. Subject to applicable law and the rules of Nasdaq, in the absence of such instructions, the Shares represented by properly executed and received proxies will be voted “FOR” the proposed resolution to be presented to the extraordinary general meeting or any adjournment(s) or postponement(s) thereof for which the board of directors of the Company recommends a “FOR” vote. This proxy also delegates, to the extent permitted by applicable law, discretionary authority to vote with respect to any other business which may properly come before the extraordinary general meeting or any adjournment(s) or postponement(s) thereof. Capitalized terms used but not defined on the proxy card have the meanings set forth in the Company’s preliminary proxy statement and prospectus dated April [__], 2022 (the “Proxy Statement”). WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS FORM OF PROXY AND MAIL THE ENTIRE PROXY PROMPTLY, ALONG WITH PROOF OF IDENTITY IN ACCORDANCE WITH THE COMPANY’S PROXY STATEMENT, IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued, and to be marked, dated and signed, on the other side) NORTH ATLANTIC ACQUISITION CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTH ATLANTIC ACQUISITION CORPORATION. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

20022 North Atlantic Acq. Corporation Proxy Card_REV4 - Back

The notice of the extraordinary general meeting and accompanying proxy statement are available at https://www.cstproxy.com/naac/2022

The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PROXY CARD

NORTH ATLANTIC ACQUISITION CORPORATION—THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5 and 6.

Please mark your votes like this X

Proposal No. 1 Two separate proposals to approve the Business Combination and approve and adopt the Business Combination Agreement, dated as of December 16, 2021 as amended (the "Business Combination Agreement"), by and among NAAC, TeleSign, BICS, New SPAC, and New Holdco, pursuant to which the business combination will be effected in two steps: (a) the proposal to approve and authorize by special resolution the merger of NAAC with and into New SPAC (the "SPAC Merger"), with New SPAC surviving the SPAC Merger and the Plan of Merger required by the Companies Act (As Revised) of the Cayman Islands (the "SPAC Merger Proposal"); and (b) immediately following the SPAC Merger Effective Time, New Holdco will purchase from BICS all of the outstanding shares of TeleSign Common Stock in exchange for (i) the Share Consideration and (ii) the Cash Consideration (the "Share Acquisition" and, together with the SPAC Merger and all other transactions contemplated by the Business Combination Agreement, the "Business Combination") (the "Share Acquisition Proposal" and, together with the SPAC Merger Proposal, the "Business Combination Proposals").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 To approve by special resolution the proposed certificate of incorporation (the "Proposed Certificate of Incorporation") and the proposed bylaws (the "Proposed Bylaws" and, together with the Proposed Certificate of Incorporation, the "Proposed Organizational Documents") of New Holdco (the "Organizational Documents Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 To approve, on a non-binding advisory basis, by special resolution, certain governance provisions in the Proposed Organizational Documents, which are being presented separately in accordance with U.S. Securities and Exchange Commission guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions (the "Advisory Organizational Documents Proposals").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 To approve by ordinary resolution, for purposes of complying with applicable listing rules of The Nasdaq Capital Market, (a) the issuance of up to 115,512,500 shares of New Holdco Common Stock in connection with the Share Acquisition, and (b) the issuance and sale of 11,698,750 shares of New Holdco Common Stock in the PIPE Financing, which will occur substantially concurrently with, and is contingent upon, the consummation of the Share Acquisition (the "Nasdaq Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 To approve by ordinary resolution and adopt the NAAC Holdco, Inc. 2022 Restricted Stock Units and Performance Stock Units Incentive Plan (the "Incentive Plan") and material terms thereunder (the "Incentive Plan Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 To approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, (a) to the extent necessary to ensure that any required supplement or amendment to this proxy statement/prospectus is provided to NAAC shareholders or, if as of the time for which the extraordinary general meeting is scheduled, there are insufficient NAAC ordinary shares represented (either in the person or by proxy) to constitute a quorum necessary to conduct business at the extraordinary general meeting, or (b) in order to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposals, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal, or the Incentive Plan Proposal (the "Adjournment Proposal" and, together with the Business Combination Proposals, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal, and the Incentive Plan Proposal, the "Proposals").

FOR ☐ AGAINST ☐ ABSTAIN ☐

I/we plan to attend the extraordinary general meeting. ☐

Shareholders entitled to notice of and to vote at the extraordinary general meeting or at any adjournment(s) or postponement(s) thereof shall be determined as of the close of business on [DATE][_], 2022, the record date fixed by the board of directors of the Company for such purpose.

The signer hereby revokes all previous proxies given by the signer to vote at the extraordinary general meeting or any adjournments thereof.

PLEASE BE SURE TO RETURN THE ENTIRE PROXY ALONG WITH PROOF OF IDENTITY AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2022**

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, the shareholder named first in the Company's register must sign. Trustees, Administrators, etc., should include title and authority. Corporation should provide full name of corporation and title of authorized officer signing the Proxy.